                                                                     Exhibit 3.8

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               GENAERA CORPORATION

                        --------------------------------

 Under Sections 222 and 242 of the General Corporation Law of the State of
                                    Delaware

                        --------------------------------


         Genaera Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), for the purpose of amending its Restated Certificate of Incorporation, as amended, (the "Restated Certificate of Incorporation") pursuant to Section 242 of the DGCL does hereby certify as follows:

1. That the first sentence of ARTICLE FOURTH of the Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

         "FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 84,211,031 shares consisting of 9,211,031 shares of Convertible Preferred Stock, $.001 par value (the "Preferred Stock"), and 75,000,000 shares of Common Stock, $.002 par value (the "Common Stock")."

2. That the amendment set forth above has been duly adopted in accordance with Section 242 of the DGCL and pursuant to a unanimous recommendation of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held upon notice given in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares required by statute were voted in favor of the amendment.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 5/th/ day of September 2001.

                                           GENAERA CORPORATION


                                           By: /s/ Christopher P. Schnittker
                                              -----------------------------
                                               Name: Christopher P. Schnittker
                                               Title:   Chief Financial Officer


                                                 STATE OF DELAWARE
                                                 SECRETARY OF STATE
                                                 DIVISION OF CORPORATIONS
                                                 FILED 01:30 PM 09/06/2001
                                                 010441736 - 2130618